Exhibit 99.1

Greenlane Granted Continued Listing from Nasdaq Hearings Panel, Subject to Return to Compliance with Nasdaq Listing Rules

BOCA RATON, FL / ACCESSWIRE / June 2, 2025 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), one of the premier global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced that the Nasdaq Hearings Panel (“Panel”) has granted the Company’s request for an extension to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.

As previously reported by Greenlane on its current report on Form 8-K, on April 2, 2025, the Listing Qualifications Department (the “Nasdaq Staff”) of the Nasdaq Stock Market (“Nasdaq”) issued a determination to the Company, which was communicated through a delisting notice (the “Delisting Notice”), indicating that the Company did not satisfy the minimum $1.00 bid price per share requirement for the continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) by February 19, 2025. The Company subsequently requested a hearing (the “Hearing”) before the Panel to appeal the determination by the Nasdaq Staff, and present its plan to regain and sustain compliance with the Minimum Bid Price Rule. Further, as previously reported by Greenlane on its current report on Form 8-K, on May 9, 2025, Nasdaq Staff issued a public interest determination to the Company, which was communicated through an additional delisting notice, whereby Staff invoked its broad discretionary authority under Listing Rule 5101, due to the issuance of Series B warrants exercisable on a cashless basis in connection with its securities purchase agreement dated February 18, 2025.

The Nasdaq hearing on the matter was held on May 15, 2025. During the Hearing, Greenlane presented an overview of its current and ongoing strategic initiatives aimed at enhancing shareholder value and regaining compliance with the Minimum Bid Price Rule.

On May 30, 2025, the Panel issued its determination (the “Panel Determination Letter”) to the Company, granting the Company’s request for the continued listing of the Company’s common shares on Nasdaq, but subject to the Company’s evidencing compliance with the following: (i) on or before June 16, 2025, the Company must obtain shareholder approval for a reverse stock split at a ratio sufficient to achieve compliance with the Bid Price Rule; (ii) on or before June 27, 2025, the Company must effect a reverse stock split and achieve a minimum closing bid price of $1.00; and, (iii) to evidence compliance with the Minimum Bid Price requirement, the Company’s common stock must close at or above $1.00 per share for a minimum of 10 consecutive business days by July 11, 2025. Importantly, the Panel did not believe that the issuance of a public interest determination based on the facts in this matter was appropriate.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, PuffItUp.com, HigherStandards.com, Wholesale.Greenlane.com and MarleyNaturalShop.com.

For additional information, please visit: https://investor.gnln.com. For additional information, please visit: https://gnln.com/.

Investor Contact:

IR@greenlane.com

or

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Greenlane and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Greenlane has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in Greenlane’s Annual Report on Form 10-K filed for the year ended December 31, 2023 and the Company’s other filings with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

SOURCE: Greenlane Holdings, Inc.